Exhibit 10.2

Final Form

THIS AGREEMENT IS SUBJECT TO THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF THE DATE HEREOF (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED IN WRITING FROM TIME TO TIME), BY AND AMONG PNC BANK, NATIONAL ASSOCIATION (“PNC”), KEWAUNEE SCIENTIFIC CORPORATION, AND SECURED PARTY (AS DEFINED BELOW) (THE “SUBORDINATION AGREEMENT”). NOTWITHSTANDING ANY CONTRARY STATEMENT CONTAINED IN THIS AGREEMENT, NO PAYMENT ON ACCOUNT OF ANY OBLIGATION ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED AGREEMENT (WHETHER OF PRINCIPAL, INTEREST OR OTHERWISE) SHALL BE MADE, PAID, RECEIVED OR ACCEPTED EXCEPT IN ACCORDANCE WITH THE TERMS OF SAID SUBORDINATION AGREEMENT.

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made as of November 1, 2024 (the “Effective Date”), by and between Kewaunee Scientific Corporation, a Delaware corporation (“Debtor”) and [•] (“Secured Party”). Any capitalized term not defined herein shall have the meaning set forth in that certain Subordinated Promissory Note, by and between Debtor and Secured Party, dated as of the date hereof and substantially in the form attached hereto as Exhibit A (the “Note”).

WHEREAS, in reference to Section 4 (“Security”) of the Note, the Note shall be secured by this Agreement; and

WHEREAS, as an inducement for Secured Party to enter into the Note, Debtor desires to grant to Secured Party, and Secured Party desires to accept from Debtor, exercisable solely upon the occurrence of an Event of Default, the option (but not the obligation) to Secured Party, among other remedies and subject to Notice (defined below), of Debtor issuing shares (the “Shares”) of Debtor’s common stock, $2.50 par value (“Common Stock”), currently traded on the NASDAQ Global Market (“NASDAQ”) under the symbol “KEQU,” to Secured Party for the consideration of entering into the Note and no additional consideration and pursuant to the terms and conditions in this Agreement to secure the payment and performance of the Note.

NOW, THEREFORE, in consideration of the premises, and the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

SECURITY INTEREST

Section 1.01 Issuance of Shares.

(a) To secure the payment and performance of the Note, Debtor hereby grants to Secured Party, the right to acquire the Shares and all rights, title, and interests attached thereto, free and clear of all liens, subject to the terms and conditions contained in this Agreement (the “Issuance Right”). Secured Party hereby (i) accepts the Issuance Right granted for its benefit pursuant to the terms and conditions contained herein and (ii) acknowledges that such Issuance Right is not a stock option granted under Debtor’s stock option plan(s) or otherwise but a contractual right to Shares pursuant to the terms and conditions contained in this Agreement.

(b) The Issuance Right will be exercisable by Secured Party at any time after all of the conditions set forth below are met:

(i) Secured Party notifies Debtor in writing that an Event of Default has occurred, providing reasonable detail of the occurrence including section citation under the Note (the “Notice”);

(ii) pursuant to its commercially reasonable best efforts following receipt of the Notice, Debtor shall have obtained, to the extent applicable, any approvals (including stockholder approval, if applicable) that are required for Debtor to issue the Shares pursuant to the Issuance Right;

(iii) any exercise of the Issuance Right shall be in compliance with, and subject to the terms and conditions of, the Subordination Agreement and the Senior Obligations (as defined in the Subordination Agreement); and

(iv) Secured Party has certified in writing to Debtor that Secured Party is not in possession of any material, nonpublic information regarding Debtor or its affiliates (other than the Event of Default under the Note and the direct underlying causes resulting in such Event of Default).

(c) The closing of the issuance of Shares pursuant to the exercise of the Issuance Right (the “Issuance,” and the date of the Issuance, the “Issuance Date”) shall take place remotely via the exchange of documents and signatures on the Issuance Date.

Section 1.02 Number of Shares. If the Issuance Right is elected by Secured Party, the number of Shares of Common Stock to be issued will be equal to the quotient of (A) the Default Amount for which Issuance Right is exercised pursuant to the Notice, divided by (B) the lesser of (i) the closing price of the Common Stock on NASDAQ on the second (2nd) business day prior to the Issuance Date or (ii) the volume-weighted average trading price for the Common Stock for the twenty (20) trading days ending on the second (2nd) business day prior to the Issuance Date, as reported by Bloomberg, L.P. through its “VWAP” function utilizing the “Bloomberg Definition” calculation methodology.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF DEBTOR

Section 2.01 Organization and Authorization.

(a) Debtor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

(b) The Shares have been duly authorized and, when issued and delivered to Secured Party in accordance with the terms of this Agreement and registered, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Debtor’s certificate of incorporation and bylaws (the “Organizational Documents”) or under the laws of the State of Delaware.

(c) This Agreement has been duly authorized, executed and delivered by Debtor and, assuming that this Agreement constitutes the valid and binding agreement of Secured Party, is a valid and binding obligation of Debtor, and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

Section 2.02 No Violation.

(a) The execution, delivery and performance of this Agreement, including the issuance (if any) of the Shares and the consummation of the other transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Debtor pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Debtor is a party or by which Debtor is bound or to which any of the property or assets of Debtor is subject; (ii) the Organizational Documents of Debtor; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over Debtor or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, operations, condition (including financial condition), stockholders’ equity or results of operations of Debtor or materially and adversely affect the validity of the Shares or the legal authority or ability of Debtor to perform in any material respects its obligations hereunder (a “Material Adverse Effect”).

(b) Debtor is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Organizational Documents of Debtor, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Agreement, Debtor is a party or by which Debtor’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over Debtor or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(c) Debtor is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Debtor of this Agreement (including the issuance of the Shares), other than: (i) the filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement (as defined below); (ii) filings required by applicable state securities laws; (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”); (iv) the filings required in accordance with Article IV of this Agreement; (v) those required by NASDAQ, including with respect to obtaining approval of Debtor’s stockholders; and (vi) any filing, the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

Section 2.03 Common Stock. The issued and outstanding Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is listed for trading on NASDAQ under the symbol “KEQU.” There is no suit, action, proceeding or investigation pending or, to the knowledge of Debtor, threatened against Debtor by NASDAQ or the Commission with respect to any intention by such entity to deregister the Common Stock or prohibit or terminate the listing of the Common Stock on NASDAQ. Debtor has taken no action that is designed to terminate the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on NASDAQ.

Section 2.04 Legal Proceeding. Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) investigation, action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of Debtor, threatened against Debtor or (ii) judgment, decree, injunction, ruling or order of any governmental entity outstanding against Debtor.

Section 2.05 Brokers. Debtor has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with its issuance (if any) of the Shares, including, for the avoidance of doubt, any fee or commission payable to any stockholder or affiliate of Debtor.

Section 2.06 No General Solicitation. None of Debtor, its subsidiaries or any of their affiliates, nor any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance (if any) of any of the Shares under the Securities Act, whether through integration with prior offerings pursuant to Rule 502(a) of the Securities Act or otherwise.

Section 2.07 No Bankruptcy. Neither Debtor nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does Debtor or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

Section 2.08 No Other Representations. Except for the representations and warranties expressly set forth in this Article II, Debtor makes no other representations or warranties of any kind or character regarding Debtor or the Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SECURED PARTY

Section 3.01 Organization and Authorization. Secured Party has the right, power and authority to enter into this Agreement and perform all of its obligations under this Agreement. This Agreement, assuming that it constitutes the valid and binding agreement of Debtor, is a valid and binding obligation of Secured Party, and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

Section 3.02 No Violation. The execution, delivery and performance of this Agreement, including obtaining the Shares and the consummation of the other transactions contemplated hereby, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Secured Party pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Secured Party is a party or by which Secured Party is bound or to which any of the property or assets of Secured Party is subject, or (ii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over Secured Party or any of its properties that would reasonably be expected to have a material adverse effect on the legal authority or ability of Secured Party to perform in any material respects its obligations hereunder.

Section 3.03 Investment Representations.

(a) Understandings or Arrangements. Secured Party is acquiring the Shares only for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares. Secured Party is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

(b) Unregistered Status. Secured Party understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by Secured Party absent an effective registration statement under the Securities Act pursuant to Article IV or pursuant to a valid exemption from registration.

(c) Access to Information. In making its decision to acquire the Shares, Secured Party represents that it has relied solely upon independent investigation made by Secured Party and the representations, warranties, covenants and agreements made by Debtor herein. Secured Party acknowledges and agrees that Secured Party has received such information as Secured Party deems necessary in order to make an investment decision with respect to the Shares. Secured Party represents and agrees that Secured Party and Secured Party’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as Secured Party and such Secured Party’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(d) Acknowledgment of Risk. Secured Party acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in Debtor’s filings with the Commission. Secured Party has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Secured Party has sought such accounting, legal and tax advice as Secured Party has considered necessary to make an informed investment decision.

(e) Possibility of Loss. Alone, or together with any professional advisor(s), Secured Party represents and acknowledges that Secured Party has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Secured Party and that Secured Party is able at this time and in the foreseeable future to bear the economic risk of a total loss of Secured Party’s investment in Debtor. Secured Party acknowledges specifically that a possibility of total loss exists.

(f) No Government Agency. Secured Party understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

Section 3.04 OFAC. Secured Party represents and warrants that Secured Party is not (i) a person or entity named on the OFAC List, (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Secured Party agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Secured Party is permitted to do so under applicable law. Secured Party represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Secured Party maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Secured Party also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC Lists.

Section 3.05 Brokers. Secured Party has not paid, and is not obligated to pay, any brokerage, finder’s or other fee or commission in connection with the issuance (if any) of the Shares, including, for the avoidance of doubt, any fee or commission payable to any affiliate of Secured Party.

Section 3.06 No Other Representations. Except for the representations and warranties expressly set forth in this Article III, Secured Party makes no other representations or warranties of any kind or character regarding Secured Party.

ARTICLE IV

REGISTRATION RIGHTS

Section 4.01 Registration Rights. Debtor agrees that, within sixty (60) calendar days after the Issuance Date (the “Filing Date”), Debtor shall use its commercially reasonable efforts to file with the Commission (at Debtor’s sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and Debtor shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof (such date, the “Effectiveness Date”); provided, however, that if the Commission is closed for operations due to a government shutdown, the Effectiveness Date shall be extended by the same amount of days that the Commission remains closed for operations; provided, further, that Debtor’s obligations to include the Shares in the Registration Statement are contingent upon Secured Party furnishing in writing to Debtor such information regarding Secured Party, the securities of Debtor held by Secured Party and the intended method of disposition of the Shares as shall be reasonably requested by Debtor to effect the registration of the Shares, and Secured Party shall execute such documents in connection with such registration as Debtor may reasonably request that are customary of a selling stockholder in similar situations, including providing that Debtor shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided that Secured party shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. Any failure by Debtor to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve Debtor of its obligations to file or effect the Registration Statement as set forth above in this Section 4.01. Notwithstanding the foregoing, if the Commission prevents Debtor from including any or all of the Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the Commission. Debtor will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until all the Shares cease to be Registrable Securities (as defined below) or such shorter period upon which Secured Party with Registrable Securities included in such Registration Statement has notified Debtor that such Registrable Securities have actually been sold. Debtor will file all reports, and provide all customary and reasonable cooperation, necessary to enable Secured Party to resell Registrable Securities pursuant to the Registration Statement or Rule 144 under the Securities Act (“Rule 144”), as applicable, qualify the Registrable Securities for listing on NASDAQ or the applicable stock exchange, update or amend the Registration Statement as necessary to include Registrable Securities and provide customary notice to holders of Registrable Securities. “Registrable Securities” shall mean, as of any date of determination, the Shares and any other equity security of Debtor issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities at the earliest of (A) when Secured Party ceases to hold any Shares, (B) the date all Shares held by Secured Party may be sold without restriction under Rule 144, including any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144, other than the requirement for Debtor to be in compliance with the current public information required under Rule 144(c), (C) when they shall have ceased to be outstanding and (D) two years from the date of effectiveness of the Registration Statement.

Section 4.02 Debtor Covenants.

(a) In the case of the registration, qualification, exemption or compliance effected by Debtor pursuant to this Agreement, Debtor shall, upon reasonable request, inform Secured Party as to the status of such registration, qualification, exemption and compliance. At its expense Debtor shall:

(i) except for such times as Debtor is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Debtor determines to obtain, continuously effective with respect to Secured Party, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earliest of the following: (i) Secured party ceases to hold any Shares; (ii) the date all Shares held by Secured Party may be sold without restriction under Rule 144, including any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144, other than the requirement for Debtor to be in compliance with the current public information required under Rule 144(c); and (iii) two years from the effective date of the Registration Statement. The period of time during which Debtor is required hereunder to keep a Registration Statement effective is referred to as the “Registration Period”;

(ii) advise Secured Party within five (5) business days:

(1) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(3) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4) of the receipt by Debtor of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5) subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, Debtor shall not, when so advising Secured Party of such events, provide Secured Party with any material, nonpublic information regarding Debtor other than to the extent that providing notice to Secured Party of the occurrence of the events listed in (1) through (5) above constitutes material, nonpublic information regarding Debtor;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated above, except for such times as Debtor is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, Debtor shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Shares to be listed on NASDAQ or such other applicable securities exchange or market on which the Shares have been listed; and

(vi) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Shares contemplated hereby and to enable Secured Party to sell the Shares under Rule 144.

Section 4.03 Delay; Suspension. Notwithstanding anything to the contrary in this Agreement, Debtor shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Secured Party not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by Debtor or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event Debtor’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by Debtor in the Registration Statement of material information that Debtor has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of Debtor’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that Debtor may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from Debtor of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Secured Party agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Secured Party receives copies of a supplemental or amended prospectus (which Debtor agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Debtor that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by Debtor unless otherwise required by law or subpoena. If so directed by Debtor, Secured Party will deliver to Debtor or, in Secured Party’s sole discretion destroy, all copies of the prospectus covering the Shares in Secured Party’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent Secured Party is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy, or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

Section 4.04 Secured Party Covenants.

(a) If requested by Debtor at any time, Secured Party agrees to furnish to Debtor a signed and completed selling stockholder questionnaire in a form provided by Debtor at least five (5) days prior to the filing of any Registration Statement. At least five (5) days prior to the filing date of any Registration Statement or amendment thereto (including any post-effective amendment), Debtor will notify Secured Party of the information Debtor reasonably requires from Secured Party other than the information contained in such questionnaire provided by Secured Party, if any, which shall be completed and delivered to Debtor promptly upon request and, in any event, within two (2) days following such request. Secured Party further agrees that it shall not be entitled to be named as a selling stockholder in any Registration Statement or use any Prospectus for offers and resales of Shares at any time unless Secured Party has returned to Debtor such a completed and signed questionnaire and a response to any such request for further information as described in the previous sentence. Secured Party acknowledges and agrees that the information in such questionnaire or its response to any such request for further information as described in this Section 4.04 may be used by Secured Party in the preparation of the Registration Statement and the Prospectus and hereby consents to the inclusion of all of such information in the Registration Statement and the Prospectus.

(b) If requested by Debtor at any time, Secured Party promptly shall furnish to Debtor a certified statement as to (i) the number of shares of Common Stock beneficially owned by Secured Party and any affiliate thereof, (ii) any Financial Industry Regulatory Authority (“FINRA”) affiliations, (iii) the identity of any legal entities or natural persons who have the power to vote or dispose of the Shares and/or (iv) any other information as may be requested by the Commission, FINRA or any state securities commission.

ARTICLE V

INDEMNIFICATION

Section 5.01 Indemnification by Debtor. Debtor agrees to indemnify and hold harmless, to the extent permitted by law, Secured Party from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or document incorporated by reference therein or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Debtor by or on behalf of Secured Party expressly for use therein.

Section 5.02 Indemnification by Secured Party. Secured Party agrees to indemnify and hold harmless, to the extent permitted by law, Debtor, its directors and officers, employees and agents and each person who controls Debtor (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by Secured Party expressly for use therein; provided, however, that in no event shall the liability of Secured Party be greater in amount than the dollar amount of the net proceeds received by Secured Party from the sale of Shares pursuant to such Registration Statement giving rise to such indemnification obligation.

Section 5.03 Claims Procedures. Any party entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any party’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Termination. This Agreement may be terminated at any time prior to the Issuance Date:

(a) by mutual written agreement of the parties;

(b) by Secured Party by written notice to Debtor if there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Debtor pursuant to this Agreement that has not been cured (if curable) within thirty (30) days after being provided with written notice of such breach, inaccuracy in or failure to perform;

(c) by Debtor by written notice to Secured Party if there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Secured Party pursuant to this Agreement that has not been cured (if curable) within thirty (30) days after being provided with written notice of such breach, inaccuracy in or failure to perform; or

(d) by Debtor, automatically, upon full payment and satisfaction of all principal and accrued interest under the Note.

Upon termination of this Agreement by either Debtor or Secured Party in accordance with the provisions of this Section 6.01, the rights and obligations of each party hereunder shall immediately terminate without liability on any party; provided, that, no such termination shall relieve any party hereto from liability for any breach of this Agreement that occurred prior to such termination.

Section 6.02 Expenses. Except as otherwise expressly provided herein, each party hereto shall be responsible for its own fees and expenses and those of its advisors.

Section 6.03 Notices. All notices (including Notice), consents, requests, demands or other communications required or permitted hereunder shall be: (a) in writing; (b) sent by messenger, certified or registered U.S. mail, a reliable overnight delivery service or e-mail, charges prepaid (as applicable), to the appropriate address(es) set forth below; and (c) deemed to have been given on the date of delivery to the addressee (or, if the date of delivery is not a business day, on the first business day after the date of delivery), as evidenced by: (i) a receipt executed by the addressee (or a responsible person in his or her office), the records of the person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, U.S. mail or express delivery service; or (ii) confirmation of transmission or receipt generated by the sender’s computer showing that such communication was sent to the appropriate e-mail address on a specified date, if sent by e-mail. All such communications shall be sent to the following addresses, or to such other addresses as any party may inform the others by giving five (5) business days’ prior written notice pursuant to this Section 6.03:

(a)	if to Debtor:

Kewaunee Scientific Corporation

2700 West Front Street

Statesville, NC 28677

Attention: Thomas D. Hull III; Donald T. Gardner III

Email: tomhull@kewaunee.com; dongardner@kewaunee.com

with a copy (which shall not constitute notice) to:

K&L Gates LLP

70 W. Madison Street, Suite 3100

Chicago, IL 60602

Attention: Brent E. Williams

Email: brent.williams@klgates.com

and

K&L Gates LLP

210 Sixth Avenue

Pittsburgh, PA 15222

Attention: Jeffrey W. Acre

Email: jeffrey.acre@klgates.com

(b)	If to Secured Party:

[•]

[•]

[•]

Attention: [•]

Email: [•]

with a copy (which shall not constitute notice) to:

Fredrikson & Byron P.A.

200 S 6th Street

Suite 4000

Minneapolis, MN 55402

Attention: Brian Kensicki

Email: bkensicki@fredlaw.com

Section 6.04 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties and their respective successors, legal representatives and permitted assigns, any rights or remedies under or by reason of this Agreement.

Section 6.05 Successors and Assigns. This Agreement shall inure to the benefit of each party and the applicable executors, administrators, estates, heirs, legal successors and representatives.

Section 6.06 Amendment. No amendment of this Agreement will be effective unless it is in writing and signed by each party.

Section 6.07 Waiver. No provision of this Agreement may be waived in any manner except by written agreement. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 6.08 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to be one and the same agreement or document. A signed copy of this Agreement transmitted by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement for all purposes.

Section 6.09 Electronic Delivery. This Agreement and each other agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto, to the extent signed and delivered by means of electronic transmission in portable document format (PDF) or comparable electronic transmission, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of PDF electronic transmission or comparable electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of PDF electronic transmission or comparable electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

Section 6.10 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a section of this Agreement. The use of the word “including” in this Agreement shall mean “including without limitation.”

Section 6.11 Entire Agreement. This Agreement, together with the Note, constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such matters.

Section 6.12 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 6.13 Joint Drafting. The parties have participated jointly in the negotiating and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 6.14 Retention of Legal Counsel. Each party acknowledges that each such party has retained legal counsel of its choice and has had the opportunity to consult with such legal counsel with respect to this Agreement and the transactions contemplated in this Agreement. Each such party agrees that it has not relied on the advice of legal counsel to any other person.

Section 6.15 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 6.16 Venue; Jury Trial Waiver. EACH PARTY HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF IREDELL, STATE OF DELAWARE. EACH PARTY HEREBY WAIVE ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

DEBTOR

KEWAUNEE SCIENTIFIC CORPORATION

By:
Name:	Thomas D. Hull III
Title:	President and Chief Executive Officer

SECURED PARTY

[•]

[Signature Page to Security Agreement ([●])]

EXHIBIT A

Note